REGISTRATION STATEMENT FILE NO. 333-233235

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Post-Effective Amendment No. 1
BRIGHTHOUSE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
06-0566090
(I.R.S. Employer Identification Number)
11225 North Community House Road, Charlotte, NC 28277
(980) 365-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brighthouse Life Insurance Company
c/o The Corporation Trust Company
1209 Orange Street
Corporation Trust Center
Wilmington, DE 19801
(302) 658-7581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
W. Thomas Conner
Vedder Price
1401 I Street NW, Suite 1100
Washington, DC 20005
As soon as practicable following the effectiveness of the registration statement
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: □
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. □

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer □	Accelerated filer □
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company □
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-233235) (the “Registration Statement”) of Brighthouse Life Insurance Company is being filed solely for the purpose of including in the Registration Statement the additions/modifications reflected in the Supplement. Part II of the Registration Statement has also been updated pursuant to the requirements of Form S-3. The Amendment does not amend any other part of the Registration Statement.

The information in this supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

BRIGHTHOUSE LIFE INSURANCE COMPANY

SUPPLEMENT DATED [_____], 2021

To the following prospectus:

Brighthouse Shield® Level Select 3-Year Annuity Prospectus dated November 18, 2019

For Shield® Level Contracts Issued On or After [     ], 2021

For the Shield® Level Annuity Contracts referenced above issued by Brighthouse Life Insurance Company (“BLIC”, “we,” “our” or “us”) this supplement describes the “Performance Lock” rider provided with the Contract. Subject to the terms of the rider, the Performance Lock allows you the option to lock positive Index Performance on any Shield Option(s) indicated as “Performance Lock Available” under the “SHIELD OPTIONS” table below. This supplement also describes the availability of the Shield 15 Shield Option with a new 1-Year Term and an expanded availability of the Return of Premium death benefit. These features are only available in states that have approved them.

This supplement should be read in conjunction with the current prospectus for your Contract and should be retained for future reference. This supplement incorporates the prospectus by reference. Unless otherwise indicated, all other information in your prospectus remains unchanged. Unless specifically defined in this supplement, the terms used in this supplement have the same meaning as in your Contract’s prospectus. We will send you another copy of your prospectus without charge upon request. Please contact the Annuity Service Office at (888) 243-1932 or write to us at Brighthouse Life Insurance Company, Annuity Service Office, P.O. Box 305075, Nashville, TN, 37230-5075.

PERFORMANCE LOCK

Locked Index Value

For any “Performance Lock Available” Shield Option, once during each Term you may elect to lock the Index Value by providing Notice of election to the Annuity Service Office, using the contact information noted above. However, the “locked” Index Value (“Locked Index Value”) will take effect only if, on the Business Day on which we receive your Notice of election, the closing Index Value—that is, the published closing value of the Index on the Business Day—is greater than the Index Value at the Term Start Date. If, on the Business Day on which we receive your Notice of election, the closing Index Value is equal to or less than the Index Value at the Term Start Date, the Performance Lock will not take effect. If you submit a Notice of election and the Performance Lock does not take effect, we will notify you. In such circumstances, you will be treated as having not yet exercised your Performance Lock and can submit a new Notice of election on another Business Day.

If we receive your Notice of election on a day that is not a Business Day, or after 4 PM Eastern Standard Time on a Business Day, the Notice of election will be deemed to have been received on the next Business Day. If multiple Notices of election are submitted during a Business Day, the last Notice received prior to the close of the business will be utilized.

Currently, in lieu of providing Notice of election on a particular Business Day, you may, at any time prior to the Term End Date, set a target Index Value at which you would like the Performance Lock to take effect “automatically”—i.e., without further action on your part provided the Index Value meets or exceeds your target Index Value prior to the Term End Date. The target Index Value you specify must be higher than the Index Value at the Term Start Date, cannot be applied retroactively and is available only if a Locked Index Value has not already taken effect for that Shield Option during the Term. The ability to set a target Index Value in advance is an administrative feature that may not be available in the future for new requests, however any previously received requests will be honored. If the closing

Index Value equals or exceeds your target Index Value, that close of Business Day’s Index Value will become a Locked Index Value automatically. If multiple target Index Values are submitted during a Business Day, the last request received prior to the close of business will be utilized as the applicable target Index Value. Any target Index Value submitted after the close of business will be set as of the following Business Day.

Once an Index Value is locked it is irrevocable for the remainder of that Term. The Locked Index Value will be used as the Index Value for the remainder of the Term to determine the Index Performance.

You may remain in your current Shield Option until the Term End Date and renew the Investment Amount (as described below) to a new Shield Option or to the Fixed Account (if available). If you decide to renew the Investment Amount to a new Shield Option, the Index Value on the Term Start Date of your new Shield Option will be the then-current Index Value for that option, which may be higher or lower than the Locked Index Value from the transferred Shield Option.

Alternatively, after a Locked Index Value takes effect, you may elect to transfer the Interim Value (as described below) to a new Shield Option or to the Fixed Account (if available) on any Contract Anniversary prior to the Term End Date (i.e., during the Term). We must receive notification of your election to transfer prior to or on any Contract Anniversary prior to the Term End Date. Notice of election to transfer under such circumstances cannot be provided after a Contract Anniversary. A transfer of the Interim Value will only occur on a Contract Anniversary and you may only transfer the entire amount of the Interim Value to a new Shield Option or to the Fixed Account (if available). Partial transfers of Interim Value are not permitted.

Whether you choose to renew the Investment Amount in a new Shield Option at the Term End Date or transfer the Interim Value to a new Shield Option prior to the Term End Date, you will have the ability to elect a Performance Lock on that new Shield Option, provided the Shield Option is indicated as “Performance Lock Available.” See the table below under the header “SHIELD OPTIONS.”

Index Performance with a Locked Index Value

As described in the prospectus, the Performance Rate of a Shield Option is based in part on the performance of an Index. For any Shield Option with a Locked Index Value, Index Performance is the percentage change in Index Value measured from the Term Start Date to the date on which the Locked Index Value takes effect.

Performance Lock Factor

For any Shield Option with a Locked Index Value, the Performance Lock Factor reduces (a) the Interim Value prior to the end of the Term and (b) the Investment Amount at the end of the Term. The Performance Lock Factor is based on the Term of your Shield Option with a Locked Index Value and the number of completed Contract Year(s) since the Term Start Date as shown in the table below.

Number of Complete Contract Years Since Term Start Date	3 Year Terms	1 Year Terms
Less than 1 Year	96%	97%
1 Year	96%	97%
2 Years	96%
3 Years	96%

Calculating Interim Value with a Locked Index Value

For any Shield Option with a Locked Index Value, on any Business Day prior to the end of the Term, the Interim Value is equal to the Investment Amount in the Shield Option at the Term Start Date, reduced for any withdrawals by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option, adjusted for the Index Performance (using the Locked Index Value, as described above) of the associated Index and subject to the applicable Accrued Cap Rate (where the Performance Rate is the Index Performance, adjusted for the applicable Accrued Cap Rate), multiplied by the Performance Lock Factor.

However, the Interim Value after the Locked Index Value takes effect will not be less than the Investment Amount at the Term Start Date in the Shield Option reduced for any withdrawals by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option, but not adjusted by the Performance Rate.

On the date of a withdrawal from the Shield Option(s), your Interim Value will be reduced by the amount withdrawn.

EXAMPLES

The following examples are intended to illustrate how the Performance Lock feature works with your Contract. The examples illustrate the following concepts:

Example 1—Calculating your Interim Value during the Term

Example 2—Calculating your Investment Amount on a Term End Date

These examples should not be considered a representation of past or future performance for any Shield Option. Actual performance may be greater or less than those shown in the examples. Similarly, the Index Values in the examples are not an estimate or guarantee of future Index Performance.

Example 1—Calculating your Interim Value

Examples 1A and 1B are intended to show how an Interim Value is calculated with a Locked Index Value. An Interim Value Calculation will be made if you annuitize, die, make a withdrawal or Surrender your Contract. Both examples assume a $100,000 Purchase Payment allocation to a 1-Year Term/ Shield 10/ S&P 500® Index with a Cap Rate of 10%. Example 1A illustrates an Interim Value calculation with a Locked Index Value and no withdrawal, calculated at day 183 of a 1-Year Term. Example 1B illustrates an Interim Value calculation with a Locked Index Value and a withdrawal of 50% of the Investment Amount, calculated at day 183 of a 1-Year Term.

Example 1A—Interim Value with a Locked Index Value (no withdrawals):

Term Start Date
Investment Amount	$100,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	1,000
Interim Value Calculation Halfway Through Term
Locked Index Value	1,200
Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Performance Rate(3)	5%
Performance Rate Adjustment(4)	$5,000
Performance Lock Factor	97%
Interim Value(5)	$101,850

(1)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(2)	The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Cap Rate is calculated as follows:

10% [Cap Rate] x 183 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 5%

(3)	The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though the Index Performance was 20%.

(4)	The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals (Example 1A assumes no withdrawals have been taken) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x 5% [Performance Rate] = $5,000

(5)	The Interim Value is determined by adjusting the Investment Amount by the lesser of the Index Performance or the Accrued Cap Rate, multiplied by the Performance Lock Factor. The Interim Value is calculated as follows:

The greater of: (i) $100,000 [Investment Amount at Term Start Date] x (1+5%) x 97% [Performance Lock Factor] = $101,850 or (ii) $100,000 [Investment Amount at Term Start Date]

Example 1B—Interim Value with a Locked Index Value After Withdrawal

Term Start Date
Investment Amount	$100,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	1,000
Interim Value Calculation Halfway Through Term
Locked Index Value	1,200
Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Performance Rate(3)	5%
Performance Rate Adjustment(4)	$5,000
Performance Lock Factor	97%
Interim Value(5)	$101,850
Withdrawal Amount taken	$50,000
Investment Amount adjusted for any Withdrawals(6)	$50,908
Net Proceeds from Withdrawal paid to Contract Owner(7)	$50,000
Interim Value after Withdrawal	$51,850

(1)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(2)	The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Cap Rate is calculated as follows:

10% [Cap Rate] x 183 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 5%

(3)	The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though Index Performance was 20%.

(4)	The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x 5% [Performance Rate] = $5,000

(5)	The Interim Value is determined by adjusting the Investment Amount by the lesser of the Index Performance or the Accrued Cap Rate, multiplied by the Performance Lock Factor. Interim Value is calculated as follows:

The greater of: (i) $100,000 [Investment Amount at Term Start Date] x (1+5%) x 97% [Performance Lock Factor] = $101,850 or (ii) $100,000 [Investment Amount at Term Start Date]

(6)	The Investment Amount is reduced proportionally by the Withdrawal taken based on the reduction in Interim Value. Therefore, the Investment Amount adjusted for any Withdrawals is calculated as follows:

$100,000 [Investment Amount on Term Start Date] x (1-$50,000 [gross Withdrawal amount halfway through the Term] ÷ $101,850 [Interim Value on date of Withdrawal]) = $50,908
The proportionally reduced Investment Amount is used as the new Investment Amount for the Term until the Term Date for this Shield Option (assuming no additional Withdrawals).

(7)	The net amount payable to the Contract Owner is equal to the amount withdrawn, which is $50,000.

Investment Amount with a Locked Index Value

For any Shield Option with a Locked Index Value, the Investment Amount at the end of the Term is equal to the Investment Amount at the Term Start Date, reduced for any withdrawals by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option, adjusted by the Performance Rate, and multiplied by the Performance Lock Factor.

However, the Investment Amount for any Shield Option with a Locked Index Value at the end of the Term will not be less than the Investment Amount at the Term Start Date, reduced for any withdrawals by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option but not adjusted by the Performance Rate.

Example 2—Calculating your Investment Amount

Examples 2A and 2B are intended to show how the Investment Amount on a Term End Date is calculated when a Locked Index Value has taken effect. Both examples assume a $100,000 Purchase Payment allocation to a 1-Year Term/ Shield 10 / S&P 500® Index with a Cap Rate of 10%. Example 2A illustrates an Investment Amount calculation with a Locked Index Value and no withdrawal, calculated at the Term End Date. Example 2B illustrates an Investment Amount calculation with a Locked Index Value and a withdrawal of 50% of the Investment Amount, calculated at the Term End Date.

Example 2A—Investment Amount with a Locked Index Value (no withdrawals):

Term Start Date
Investment Amount	$100,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	1,000
Term End Date
Locked Index Value	1,200
Index Performance(1)	20%
Cap Rate(2)	10%
Performance Rate(3)	10%
Performance Rate Adjustment(4)	$10,000
Performance Lock Factor	97%
Investment Amount(5)	$106,700

(1)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(2)	The Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Cap Rate is calculated as follows:

10% [Cap Rate] x 365 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 10%

(3)	The Performance Rate is equal to the Cap Rate because it cannot exceed the Cap Rate even though the Index Performance was 20%.

(4)	The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any Withdrawals (Example 2A assumes no withdrawals have been taken) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x 10% [Performance Rate] = $10,000

(5)	The Investment Amount is determined by adjusting the Investment Amount by the lesser of the Index Performance or the Cap Rate, multiplied by the Performance Lock Factor. Investment Amount is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x (1+10%) [the lesser of Index Performance (20%) or Cap Rate (10%)] x 97% [Performance Lock Factor] = $106,700

Example 2B—Investment Amount with a Locked Index Value After Withdrawal

Term Start Date
Investment Amount	$100,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	1,000
Interim Value Calculation Halfway Through Term
Locked Index Value	1,200
Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Performance Rate(3)	5%
Performance Rate Adjustment(4)	$5,000
Performance Lock Factor	97%
Interim Value(5)	$101,850
Withdrawal Amount taken	$50,000
Investment Amount adjusted for any Withdrawals(6)	$50,908
Interim Value after Withdrawal	$51,850
Net Proceeds from Withdrawal paid to Contract Owner(7)	$50,000
Term End Value
Locked Index Value	1,200
Index Performance(8)	20%
Performance Rate(9)	10%
Performance Rate Adjustment(10)	$5,091
Performance Lock Factor	97%
Investment Amount(11)	$54,319

(1)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(2)	The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. Cap Rate is calculated as follows:

10% [Cap Rate] x 183 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 5%

(3)	The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though the Index Performance was 20%.

(4)	The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any Withdrawals (no Withdrawals have been taken so far) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x 5% [Performance Rate] = $5,000

(5)

The Interim Value is determined by adjusting the Investment Amount by the lesser of the Index Performance or the Cap Rate, multiplied by the Performance Lock Factor. Interim Value is calculated as follows:

$100,000 [Investment Amount at Term Start Date] x (1+5%) [the lesser of Index Performance (20%) or Accrued Cap Rate (5%)] x 97% [Performance Lock Factor] = $101,850

(6)	The Investment Amount is reduced proportionally by the Withdrawal taken based on the reduction in Interim Value. Therefore, the Investment Amount adjusted for any Withdrawals is calculated as follows:

$100,000 [Investment Amount on Term Start Date] x (1-$50,000 [gross withdrawal] ÷ $101,850 [Interim Value on date of withdrawal]) = $50,908.

The proportionally reduced Investment Amount is used as the new Investment Amount for the Term until the Term End Date for this Shield Option (assuming no additional withdrawals).

(7)	The net amount payable to the Contract Owner is equal to the amount withdrawn, which is $50,000.

(8)	Index Performance at the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Index Value Lock date. Index Performance is calculated as follows:

(1,200 [Locked Index Value on the Index Value Lock date) – 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index Value at Term Start Date] = 20%

(9)	Index Performance at the Term End Date exceeds the Cap Rate and therefore, the Performance Rate at the Term End Date is equal to the Cap Rate.

(10)

The Performance Rate Adjustment at the Term End Date is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals, multiplied by the Performance Rate at the Term End Date. The Performance Rate Adjustment at the Term End Date is calculated as follows:

$50,908 [Investment Amount adjusted for Withdrawal] x 10% [Performance Rate at Term End Date] = $5,091

(11)

The Investment Amount at Term End Date with a Locked Index Value is determined by adjusting the Investment Amount by the lesser of the Index Performance or the Cap Rate, multiplied by the Performance Lock Factor of 97%. The Investment Amount at Term End Date with a Locked Index Value is calculated as follows:

$50,908 [Investment Amount after Withdrawal] x (1+10%) [the lesser of Index Performance (20%) or Cap Rate (10%)] x 97% [Performance Lock Factor] = $54,319

Risks Associated with an Index Value Lock

The Index Value may increase above the Locked Index Value, however, this higher Index Value will not be utilized in the Index Performance calculation. In addition, with a Locked Index Value, you may receive less than you would have received had you not exercised a Locked Index Value due to the Performance Lock Factor. Furthermore, once a Locked Index Value takes effect, it is irrevocable for the remainder of that Term.

Availability of the Performance Lock

The availability of the Performance Lock rider under your Contract is indicated under “Performance Lock Available” below. Your selling firm may limit the Shield Options available through that selling firm. We currently offer the Performance Lock with (i) Shield Option Terms of 1 year or 3 years, (ii) Shield Rates of 15% and 10%, (iii) the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index, and (iv) a Cap Rate as the Rate Crediting Type. (The Performance Lock is not offered together with a Step Rate.) See “SHIELD OPTIONS” below.

SHIELD OPTIONS

The below chart replaces the list of currently available Shield Options under the header “SHIELD OPTIONS.” We are not obligated to offer any one particular Shield Option and your selling firm may limit the Shield Options available through that firm.

SHIELD OPTIONS
TERM	INDEX	PERFORMANCE LOCK AVAILABLE
SHIELD 15 (up to 15% downside protection)
1 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index	☑ ☑ ☑
3 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index	☑ ☑ ☑
SHIELD 10 (up to 10% downside protection)
1 Year	S&P 500® Index S&P 500® Index Step Rate Russell 2000® Index Russell 2000® Index Step Rate MSCI EAFE Index MSCI EAFE Index Step Rate	☑ ☒ ☑ ☒ ☑ ☒
3 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index	☑ ☑ ☑

Increase in Return of Premium Death Benefit Maximum Issue Age

This supplement modifies the Standard Death Benefit described in your Contract’s prospectus by increasing the maximum issue age at which the Return of Premium death benefit is available from Owners age 75 or younger to Owners age 80 or younger. For Owners age 81 or older at the Issue Date of the Contract, the standard death benefit is the Account Value. For Owners age 80 or younger at the Issue Date of the Contract, the standard death benefit (known as the Return of Premium death benefit) is the greater of the Account Value or your Purchase Payment (reduced proportionately by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal). The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of due proof of death and an acceptable election for the payment method. Your selling firm may offer the Contract with a lower maximum issue age for the Contract compared to what other selling firms may offer.

Independent Registered Public Accounting Firm

The financial statements, and the related financial statement schedules, of Brighthouse Life Insurance Company, incorporated in this Supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:
Accountant’ s Fees and Expenses: $3,500
Legal Fees and Expenses: $2,500
Printing Expenses: $1,320
Registration Fee: Not applicable
Item 15. Indemnification of Directors and Officers
Pursuant to applicable provisions of the Registrant’s by-laws or internal corporate policies adopted by the Registrant or its ultimate parent, the directors, officers and other controlling persons of the Registrant who are made or threatened to be made a party to an action or proceeding, may be eligible to obtain indemnification against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred as a result of such action or proceeding. Under the principal underwriting agreement between the Registrant and the Underwriter, the parties have agreed to indemnify each other against certain liabilities and expenses from legal proceedings arising out of the Underwriter’s distribution of the Contracts. BLIC also maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as such.
Item 16. Exhibits
Exhibit
Number	Description
1(a).	Principal Underwriting and Distribution Agreement between Brighthouse Life Insurance Company and Brighthouse Securities, LLC (effective 3-6-17) (Filed as Exhibit 1(a) with Registration Statement No. 333-217507 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
1(b).	Brighthouse Securities, LLC Sales Agreement (Filed as Exhibit 1(b) with Registration Statement No. 333-217507 on Form S-3 on July 11, 2017 and incorporated herein by reference.)
2.	None.
4(a).	Contract. [L-22494 (09-12)-AV, L-22494 (09-12) base policy, L-22495 (09/12) CS] (Filed as Exhibit 4(a) with Registration Statement No. 333-217507 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(b).	Fixed Account Rider [L-22496 (09-12)] (Filed as Exhibit 4(b) with Registration Statement No. 333-217507 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(c).	Death Benefit Rider - Return of Premium [8-RPO-1 (5/17)] (Filed as Exhibit 4(c) with Registration Statement No. 333-217507 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(d).	Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider [L-25005 (09/12)] (Filed as
4(e).	Waiver of Withdrawal Charge for Terminal Illness Rider [L-22498 (09-12)] (Filed as Exhibit 4(e) with Registration Statement No. 333-217507 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(f).	Individual Retirement Annuity Qualification Rider [L-22499 (09/12)] (Filed as Exhibit 4(f) with Registration Statement No. 333-217507 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(g).	Roth Individual Retirement Annuity (“Roth IRA”) Endorsement [L-22503 (09/12)]. (Filed as Exhibit 4(g) with Registration Statement No. 333-217507 on Form S-3 on April 27, 2017 and incorporated herein by reference.)

Exhibit Number	Description
4(h).	Individual Non-Qualified Annuity Endorsement [L-22504 (09/12)]. (Filed as Exhibit 4(h) with Registration Statement No. 333-217507 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(i).	Non-Qualified Annuity Endorsement [MLIU-NQ (11/04)-I] (Filed as Exhibit 4(i) with Registration Statement No. 333-217507 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(j).	Performance Lock Rider. (Filed herewith.)
5.	Opinion re legality. (Filed as Exhibit 5 with Registration Statement No. 333-233235 on Form S-3 on November 7, 2019 and incorporated herein by reference.)
8.	None.
12.	None.
15.	None.
23.	Consent of Independent Registered Public Accounting Firm. (Filed herewith.)
24.	Powers of Attorney for Eric Steigerwalt, Myles Lambert, Jonathan Rosenthal, Conor Murphy, Edward A. Spehar and Lynn A. Dumais. (Filed herewith.)
25.	None.
26.	None.
Item 17. Undertakings
The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:
1.	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:
i.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and
iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that Paragraphs 1.i, 1.ii, and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 1, 2021.
BRIGHTHOUSE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ Donald A. Leintz

Donald A. Leintz
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 2, 2021.
/s/ Eric Steigerwalt* Eric Steigerwalt	Chairman of the Board, President, Chief Executive Officer and a Director
/s/ Myles Lambert* Myles Lambert	Director and Vice President
/s/ Jonathan Rosenthal* Jonathan Rosenthal	Director, Vice President and Chief Investment Officer
/s/ Edward A. Spehar* Edward A. Spehar	Director, Vice President and Chief Financial Officer
/s/ Lynn A. Dumais* Lynn A. Dumais	Vice President and Chief Accounting Officer
/s/ Conor Murphy* Conor Murphy	Director and Vice President
*By:	/s/ Michele H. Abate

Michele H. Abate, Attorney-In-Fact
April 2, 2021
* Brighthouse Life Insurance Company. Executed by Michele H. Abate, Esquire on behalf of those indicated pursuant to powers of attorney filed herewith.

INDEX TO EXHIBITS
4(j).	Performance Lock Rider
23.	Consent of Independent Registered Public Accounting Firm
24.	Powers of Attorney